SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.      )
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STONERIDGE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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STONERIDGE, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:
      The 2006 Annual Meeting of Shareholders of Stoneridge, Inc. will be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, April 24, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To consider a proposal to approve the adoption of the Amended and Restated Long-Term Incentive Plan;

3.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

4.	To consider any other matters that properly come before the meeting.
      Only shareholders of record at the close of business on March 10, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, sign and date the enclosed proxy and return it in the enclosed envelope. The principal address of Stoneridge, Inc. is 9400 East Market Street, Warren, Ohio 44484.

By order of the Board of Directors,

AVERY S. COHEN,
Secretary
Dated: March 17, 2006
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

STONERIDGE, INC.
PROXY STATEMENT

      The Board of Directors of Stoneridge, Inc. (the “Company”) is sending you this proxy statement to ask for your vote as a Stoneridge shareholder on certain matters to be voted on at the Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, April 24, 2006, at 10:00 a.m., local time. The Board of Directors is mailing this proxy statement and the accompanying notice and proxy to you on or about March 17, 2006.
      Annual Report. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005, is enclosed with this proxy statement.
      Solicitation of Proxies. The Board of Directors is making this solicitation of proxies and will pay the cost of the solicitation. The Board of Directors has retained Georgeson Shareholder, at an estimated cost of $5,000, to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation of proxies by mail by Georgeson Shareholder, the Company’s employees may solicit proxies by telephone, facsimile or electronic mail.
      Proxies; Revocation of Proxies. The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to elect the director nominees set forth under “Election of Directors” and FOR the proposal to approve the adoption of the Amended and Restated Long-Term Incentive Plan. Your presence at the Annual Meeting of Shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to the Company in writing at the Company’s address indicated on the attached Notice of Annual Meeting of Shareholders or in open meeting.
      Voting Eligibility. Only shareholders of record at the close of business on the record date, March 10, 2006, are entitled to receive notice of the Annual Meeting of Shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, the Company’s voting securities outstanding consisted of 23,241,041 common shares, without par value, each of which is entitled to one vote on each matter properly brought before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table describes certain information regarding the beneficial ownership of the Company’s common shares as of February 10, 2006, by: (a) the Company’s directors; (b) each other person who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (c) the executive officers named in the Summary Compensation Table; and (d) the Company’s executive officers and directors as a group.

	Number of
	Shares	Percent
	Beneficially	of
Name of Beneficial Owner(1)	Owned	Class

D.M. Draime(2)	5,791,172	24.8%
Jeffrey P. Draime(3)	2,854,650	12.2
FMR Corp.(4)	2,318,200	9.9
Dimensional Fund Advisors Inc.(5)	1,946,400	8.3
Wellington Management Group(6)	1,376,600	5.9
Scott N. Draime(7)	1,175,788	5.0
Gerald V. Pisani(8)	700,119	3.0
Avery S. Cohen(9)	205,259	*
Earl L. Linehan(10)	161,779	*
Sheldon J. Epstein(11)	67,971	*
Richard E. Cheney(12)	57,771	*
Douglas C. Jacobs(13)	5,200	*
William M. Lasky(14)	15,200	*
John C. Corey(15)	165,200	*
Edward F. Mosel(16)	115,588	*
Thomas A. Beaver(17)	95,479	*
Mark J. Tervalon(18)	25,400	*
Andrew M. Oakes(19)	55,400	*
All Executive Officers and Directors as a Group (17 persons)	10,334,039	44.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over such shares.

(2)	Represents 5,766,172 common shares held in trust for the benefit of D.M. Draime, of which Mr. Draime is trustee, and 25,000 common shares held by the Draime Family Foundation, a charitable foundation of which Mr. Draime is a co-trustee. The address of D.M. Draime is 9400 East Market Street, Warren, Ohio 44484.

(3)	Represents 1,005,595 common shares held in trust for the benefit of Jeffrey P. Draime, of which Jeffrey P. Draime is trustee, 1,785,855 common shares held in trust for the benefit of Draime family members, of which Jeffrey P. Draime is trustee, 25,000 common shares held by the Draime Family Foundation, a charitable foundation of which Jeffrey P. Draime is a co-trustee, 5,200 restricted common shares, which are subject to forfeiture, and 33,000 common shares owned by Jeffrey P. Draime directly. The address of Jeffrey P. Draime is 9400 East Market Street, Warren, Ohio 44484.

(4)	According to a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by FMR Corp., all common shares are owned by clients of FMR Corp., and FMR Corp. does not exercise sole or shared voting power over the 2,318,200 common shares set forth in the above table. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	According to a Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc., all common shares are owned by advisory clients of Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. has disclaimed beneficial ownership of all such securities. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6)	According to a Schedule 13G filed with the SEC by Wellington Management Company, LLP, all common shares are owned by clients of Wellington Management Company, LLP, and Wellington

Management Company, LLP (i) does not exercise sole voting power over the 1,376,600 common shares set forth in the above table, (ii) exercises shared voting power over 775,000 common shares included in the above table, and (iii) exercises shared dispositive power over the 1,376,600 common shares set forth in the above table. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(7)	Represents 1,175,767 common shares held in trusts for the benefit of Draime family members, of which Scott N. Draime is trustee, and 21 common shares owned by Scott N. Draime directly. The address of Scott N. Draime is 1209 Cerrito Grande, El Paso, Texas 79912.

(8)	Represents 156,599 common shares held in trust for the benefit of Mr. Pisani, of which Mr. Pisani is trustee, 155,120 common shares held in separate trusts for the benefit of Mr. Pisani’s children, of which Mr. Pisani’s wife is trustee, 254,000 common shares that Mr. Pisani has the right to acquire upon the exercise of share options, 129,934 restricted common shares, which are subject to forfeiture, and 4,466 common shares that Mr. Pisani owns directly.

(9)	Represents 124,480 common shares held under the Ohio Transfer to Minors Act for the benefit of William M. Draime and John A. Draime, of which Mr. Cohen is trustee, 26,500 common shares that Mr. Cohen has the right to acquire upon the exercise of share options, 5,200 restricted common shares, which are subject to forfeiture, and 49,079 common shares owned by Mr. Cohen directly.

(10)	Represents 26,500 common shares that Mr. Linehan has the right to acquire upon the exercise of share options, 5,200 restricted common shares, which are subject to forfeiture, and 130,079 common shares owned by Mr. Linehan directly.

(11)	Represents 1,500 common shares owned by Mr. Epstein’s wife, 26,500 common shares that Mr. Epstein has the right to acquire upon the exercise of share options, 5,200 restricted common shares, which are subject to forfeiture, and 34,771 common shares owned by Mr. Epstein directly.

(12)	Represents 500 common shares owned by Mr. Cheney’s wife, 26,500 common shares that Mr. Cheney has the right to acquire upon the exercise of share options, 5,200 restricted common shares, which are subject to forfeiture, and 25,571 common shares owned by Mr. Cheney directly.

(13)	Represents 5,200 restricted common shares, which are subject to forfeiture.

(14)	Represents 10,000 common shares that Mr. Lasky has the right to acquire upon the exercise of share options and 5,200 restricted common shares, which are subject to forfeiture.

(15)	Represents 10,000 common shares that Mr. Corey has the right to acquire upon the exercise of share options, 117,700 restricted common shares, which are subject to forfeiture, and 37,500 common shares owned by Mr. Corey directly.

(16)	Represents 24,000 common shares that Mr. Mosel has the right to acquire upon the exercise of share options, 53,866 restricted common shares, which are subject to forfeiture, and 37,722 common shares owned by Mr. Mosel directly.

(17)	Represents 45,000 common shares that Mr. Beaver has the right to acquire upon the exercise of share options, 19,733 restricted common shares, which are subject to forfeiture, and 30,746 common shares owned by Mr. Beaver directly.

(18)	Represents 4,000 common shares that Mr. Tervalon has the right to acquire upon the exercise of share options, 19,733 restricted common shares, which are subject to forfeiture, and 1,667 common shares owned by Mr. Tervalon directly.

(19)	Represents 22,000 common shares that Mr. Oakes has the right to acquire upon the exercise of share options, 19,733 restricted common shares, which are subject to forfeiture, and 13,667 common shares owned by Mr. Oakes directly.

ELECTION OF DIRECTORS
      In accordance with the Company’s Code of Regulations, the number of directors has been fixed at ten. At the Annual Meeting of Shareholders, you will elect nine directors to hold office until the Company’s next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be elected to the Board of Directors. Jeffrey P. Draime, one of the Company’s directors, is the son of D.M. Draime, Chairman of the Board of Directors. John C. Corey, the Company’s President and Chief Executive Officer, has an employment agreement with the Company, which provides that, during the term of the agreement, Mr. Corey shall be entitled to be nominated for election to the Board of Directors. At the Annual Meeting of Shareholders, the common shares represented by proxies, unless otherwise specified, will be voted for the election of the nine nominees hereinafter named. The proxies cannot be voted for a greater number of persons than the number of nominees named. Because the number of directors is currently fixed at ten, after the Annual Meeting of Shareholders there will be a vacancy on the Board of Directors. The nominating and corporate governance committee retained a national search firm to recommend qualified persons to serve as directors for the Board of Directors to consider. The Board of Directors expects to appoint a new and independent person to fill the vacancy sometime after the Annual Meeting of Shareholders. If the vacancy is filled, the person filling it will serve as a director until the Annual Meeting of Shareholders in 2007.
      The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished with respect to each person nominated for election as a director.
      The Board of Directors recommends that you vote “FOR” the following nominees.
Nominees for Election at the Annual Meeting of Shareholders

			Expiration
		Period of	of Term
		Service as a	for Which
Name and Age	Principal Occupation	Director	Proposed

John C. Corey 58	President and Chief Executive Officer of the Company	2004 to date	2007
Richard E. Cheney 84	Psychoanalyst in private practice, retired in 1995 as Chairman of Hill & Knowlton, Inc., a public relations firm	1988 to date	2007
Avery S. Cohen 69	Partner, Baker & Hostetler LLP, a law firm	1988 to date	2007
D.M. Draime 72	Chairman of the Board of Directors, and Assistant Secretary of the Company	1988 to date	2007
Jeffrey P. Draime 39	Owner of Silent Productions, a concert promotions company, and Owner of QSL Columbus, QSL Dayton, a restaurant franchise	2005 to date	2007
Sheldon J. Epstein 67	Managing Member, Epstein, Weber & Conover, P.L.C., an independent public accounting firm	1988 to date	2007
Douglas C. Jacobs 66	Executive Vice President - Finance and Chief Financial Officer of Brooklyn NY Holdings LLC, a privately held investment advisory company	2004 to date	2007

			Expiration
		Period of	of Term
		Service as a	for Which
Name and Age	Principal Occupation	Director	Proposed

William M. Lasky 58	Chairman, President and Chief Executive Officer of JLG Industries, Inc., a diversified construction and industrial equipment manufacturer	2004 to date	2007
Earl L. Linehan 64	President, Woodbrook Capital Inc., a venture capital and investment firm	1988 to date	2007
      Each of the nominees for election as a director has engaged in the principal occupation or activity indicated for at least five years, except for the following:
      Mr. D.M. Draime served as Interim President and Chief Executive Officer of the Company from January 2004 to May 2004.
      Mr. Corey was the President and Chief Operating Officer of Safety Components International (a supplier of air bags and components) from 1999 to 2000 and President and Chief Executive Officer of Safety Components International from October 2000 until January 2006. On January 9, 2006, Mr. Corey was appointed President and Chief Executive Officer of the Company.
      Mr. Epstein was a principal in the independent public accounting firm Gaintner, Bandler & Reed, P.L.C., from June 1999 to December 2001.
      Mr. Jacobs, a former partner of the accounting firm Arthur Andersen LLP, was Vice President-Finance, Chief Financial Officer and Treasurer of the Cleveland Browns from 1999 to 2001, when he became the organization’s Executive Vice President-Finance, Chief Financial Officer and Treasurer until December 2005. In January 2006, Mr. Jacobs became Executive Vice President-Finance and Chief Financial Officer of Brooklyn NY Holdings LLC, a privately held investment advisory company established to manage the assets of a family and family trust, including the Cleveland Browns.
      Directorships. Mr. Corey is a director and chairman of the board of directors of Haynes International (a producer of metal alloys). Mr. Jacobs is a director of Standard Pacific Corporation (a national residential home builder in southern California), serving as chairman of its audit committee and as a member of its nominating and corporate governance committee. Mr. Lasky is the chairman of the board of directors of JLG Industries, Inc. (a producer of access equipment). Mr. Cheney is a director of Chattem, Inc. (a manufacturer and seller of health and beauty products) and The Rowe Companies (a home furnishings company) and is a member of the compensation committee of Chattem, Inc.
      Independent Directors. The New York Stock Exchange (“NYSE”) rules require listed companies to have a Board of Directors comprised of at least a majority of independent directors. Under the NYSE rules, a director qualifies as “independent” upon the affirmative determination by the Board of Directors that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that Messrs. Cheney, Epstein, Jacobs, Lasky and Linehan have no material relationship with the Company and that they are each independent. Mr. Gerald V. Pisani, the Company’s President and Chief Executive Officer in 2005 and until January 9, 2006, when he was appointed Vice Chairman, resigned from the Board of Directors on February 28, 2006. Therefore, currently the Board of Directors has five independent directors and four non-independent directors under the NYSE’s listed company rules. The Board of Directors has not adopted categorical standards of independence. In considering Mr. Linehan’s status as independent, the Board of Directors considered Mr. Linehan’s 11.81% limited partnership interest, and his 26.35% holdings of a 5% general partner, in Industrial Development Associates LP, a Maryland limited partnership real estate development company (“IDA”). The Company owns a 30% general partnership interest in IDA. D.M. Draime owns a 10% limited partnership interest in IDA. The Company previously leased a facility from IDA. The last lease payment made to IDA was on or about March 31, 2004. The Board of Directors considered Mr. Linehan’s limited partnership interest in IDA and found that it is an immaterial relationship to the

Company that has not and will not interfere with Mr. Linehan’s exercise of independent judgment as a director.
      Committees of the Board of Directors and Meeting Attendance. In 2005, the Board of Directors held nine meetings and took action by unanimous written consent on two occasions. The Board of Directors has appointed a compensation committee, an audit committee, and a nominating and corporate governance committee. Each member of the compensation, audit, and nominating and corporate governance committees is independent as defined under the listing standards of the NYSE. The Board of Directors does not currently have a finance committee. In 2005, each Board member attended at least 75% of the meetings of the Board of Directors and of the committees on which he serves. In addition, it is the Company’s policy that all directors attend the Annual Meeting of Shareholders. All directors attended the 2005 Annual Meeting of Shareholders. Mr. Lasky has been appointed as the presiding director by the non-management directors to preside at the executive sessions of the non-management and independent directors. It is the Board of Directors’ practice to have the non-management directors meet regularly in executive session and to have the independent directors meet at least once a year in executive session.
      Compensation Committee. The compensation committee is currently comprised of Messrs. Cheney, Lasky and Linehan. This committee held seven meetings during 2005. The compensation committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including issues related to salary, bonus and incentive arrangements. The compensation committee also administers the Company’s Long-Term Incentive Plan. The Board of Directors has adopted a charter for this committee, which is available on the Company’s web site at www.stoneridge.com.
      Audit Committee. The audit committee is currently comprised of Messrs. Cheney, Epstein and Jacobs. This committee held twelve meetings during 2005. Information regarding the functions performed by the audit committee is set forth in the “Audit Committee Report,” included in this proxy statement. The audit committee is governed by a written charter, which was approved by the Board of Directors. This charter is available on the Company’s web site at www.stoneridge.com.
      The Board of Directors has determined that all audit committee members are financially literate under the current listing standards of the NYSE. The Board of Directors also determined that Mr. Epstein qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. In addition, under the Sarbanes-Oxley Act of 2002 and the NYSE rules mandated by the SEC, members of the audit committee must have no affiliation with the issuer, other than their Board seat, and receive no compensation in any capacity other than as a director or committee member. Each member of the audit committee meets this additional independence standard applicable to audit committee members of NYSE listed companies.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee is comprised of Messrs. Epstein, Lasky and Linehan. This committee held three meetings in 2005. The purpose of the nominating and corporate governance committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement the Company’s corporate governance policies and assess the effectiveness of the Board of Directors. The Board of Directors has adopted a written charter for this committee, which is available on the Company’s web site at www.stoneridge.com.
      It is the policy of the nominating and corporate governance committee to consider individuals recommended by shareholders for membership on the Board of Directors. If a shareholder desires to recommend an individual for membership on the Board of Directors, then that shareholder must provide a written notice (the “Recommendation Notice”) to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before January 15 for consideration by this committee for that year’s election of directors at the Annual Meeting of Shareholders.
      In addition, in order for a recommendation to be considered by the nominating and corporate governance committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the shareholder making the recommendation, including information on the number of common shares owned and date(s) acquired, and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgment by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the committee desires to do so; any information not already provided about the person’s background, experience and qualifications necessary for the Company to prepare the disclosure required to be included in the Company’s proxy statement about the individual being recommended; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; the disclosure of any relation of the individual being recommended with the shareholder, whether direct or indirect, and, if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder).
      The nominating and corporate governance committee determines, and reviews with the Board of Directors on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the committee will evaluate such recommended nominees considering the additional information regarding them contained in the Recommendation Notices. When seeking candidates for the Board of Directors, the committee may solicit suggestions from incumbent directors, management and third-party search firms. Ultimately, the nominating and corporate governance committee will recommend to the Board of Directors prospective nominees who the nominating and corporate governance committee believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders.
      The nominating and corporate governance committee recommended to the Board of Directors each of the nominees identified in “Election of Directors” on page 4. The committee proposed that Mr. Cheney be nominated for election to the Board of Directors notwithstanding the Company’s Corporate Governance Guidelines that provide that persons 76 years or older (unless they beneficially own 20% or more of the Company’s outstanding common shares) should not be nominated for election as a director. Notwithstanding this guideline, the committee and the Board of Directors believe because of his status as an independent director under the NYSE listed company rules that Mr. Cheney’s continued service as a director is in the best interest of the Company.
      Directors’ Compensation. Each director who is not an employee of the Company receives $35,000 per year for being a director, $1,000 for attending each meeting of the Board of Directors and $500 for each telephonic meeting of the Board of Directors. There is no additional fee received for attending committee meetings unless such meeting takes place on a day other than the same day as a meeting of the Board of Directors, in which case committee members receive $1,000 for attending such meetings and $500 when the meetings are held telephonically. The audit committee chairman receives additional compensation of $7,500 and the compensation committee chairman receives additional compensation of $4,000. Directors who are also employees of the Company are not paid any director’s fee. The Company reimburses out-of-pocket expenses incurred by all directors in connection with attending Board of Directors’ and committee meetings. In 2005, each non-employee director who served on the Board of Directors was granted 5,200 restricted common shares pursuant to the Directors’ Restricted Shares Plan, and the restrictions for those shares will lapse on April 18,

2006. In 2005, Jeffrey P. Draime used the Company’s corporate aircraft for personal travel. Mr. Draime received $8,444 in value for his personal aircraft usage. This amount has been calculated using the Standard Industry Fare Level (SIFL) tables found in the tax regulations.
      Communications with the Board of Directors. The Board of Directors believes that it is important for interested parties to have a process to send communications to the Board of Directors. Accordingly, persons who wish to communicate with the Board of Directors may do so by sending a letter to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors (such as the presiding director or non-management directors as a group). The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and responses or replies to any communication should not be expected.
Compensation Committee Report
      Introduction. The compensation committee is responsible for determining the compensation to be paid to the Company’s executive officers, including the named executive officers, and for administering the Company’s Long-Term Incentive Plan (the “LTIP”).
      The compensation committee’s philosophy with respect to the compensation of the Company’s executive officers is (i) to provide a total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company’s overall business objectives and strategies, and (ii) to provide each executive officer with a significant economic stake in the Company’s success. To this end, the compensation committee determines executive compensation with a focus on compensating executive officers based on their responsibilities and performance as well as on individual business unit performance, the Company’s overall financial performance or both.
      The primary components of the Company’s executive compensation program are base salaries, bonuses and equity awards. The overall objective of the Company’s compensation strategy is not only to attract and retain the best possible executive talent but also to motivate the Company’s executives to achieve the goals inherent in the Company’s business strategy, to link executive and shareholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions and overall business results.
      Each year the compensation committee conducts a review of the Company’s executive compensation program. In connection with the review of overall compensation for 2005, the compensation committee considered advice received from Towers Perrin, an independent compensation consulting firm retained by the compensation committee in 2004, including two comprehensive compensation reports prepared by Towers Perrin, one in 2004 (the “2004 Report”) and one in 2005 (the “2005 Report”). Among other things, the reports compared the compensation of the Company’s top executive officers to a peer group of public corporations. The compensation committee reviews the selection of peer companies used for compensation analysis. The peer groups used for compensation analysis are generally not the same as the peer group index in the Performance Graph included in this proxy statement. The compensation committee believes that the Company’s most direct competitors for executive talent are not necessarily all of the companies that would be included in the peer group established for comparing shareholder returns.
      The compensation committee designs compensation programs to ensure consistency, to the extent practical, throughout the executive compensation programs. In addition to the considerations described above for 2005, in reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than the President and Chief Executive Officer) for purposes of determining (i) base salary adjustments, the compensation committee took into account the views of Gerald V. Pisani, who was the Company’s President and Chief Executive Officer at that time, and (ii) bonuses, the compensation committee took into account the views of Mr. Pisani and John C. Corey, the Company’s current President and Chief Executive Officer.

      Base Salaries and Other Annual Compensation. The compensation committee sets base salary levels for the Company’s executive officers on the basis of the executives’ responsibilities. In each case, due consideration is given to personal factors, such as the individual’s experience, performance and contributions. Also considered are external factors, such as salaries paid to similarly situated executive officers by peer companies. In the case of executive officers with responsibility for a particular business unit, that unit’s financial results are also considered. Annual adjustments to each executive officer’s salary are determined based on the foregoing factors and the considerations described above but with due consideration also being given to the Company’s recent overall financial performance or individual business unit performance, as applicable, and prevailing economic conditions, to the relationship of such adjustments to those being given to other executives, to the performance of the executive’s duties and responsibilities and to other individual performance-related criteria that may be relevant with respect to such executive officer at the time. Finally, the compensation committee, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees. Finally, the compensation committee reviewed and considered the 2004 Report in determining base salaries for 2005. When determining the appropriate level of Mr. Pisani’s 2005 base salary, the compensation committee used the same factors that it considered in determining compensation levels for the Company’s other executive employees. Mr. Pisani’s base salary for 2005 was set at $510,000.
      Bonuses. The Company’s executive officers are eligible for annual cash bonuses. The compensation committee believes that a substantial portion of each executive’s overall compensation should be tied to quantifiable measures of the Company’s financial performance. The compensation committee considered the 2004 Report and management’s recommendation in establishing targeted bonus levels for each executive officer, including Mr. Pisani, assuming achievement of targeted financial performance. In the spring of 2005, the compensation committee approved the Company’s 2005 annual incentive (bonus) plan, which provided bonuses to executive officers of the Company, for achieving certain performance goals. The financial performance metrics portion of the plan was weighted at 67% of the overall plan and was comprised of three elements: (i) operating profit — 40%, (ii) flexed operating profit — 40%, and (iii) net working capital as a percent of sales — 20%. The individual based performance portion of the plan was weighted at 33% of the overall plan and was comprised of two to four measurable goals. At target, 100% payout was to be achieved for each element of the plan; at maximum target, 200% payout was to be achieved, while at minimum target, 50% payout was to be achieved. Below the minimum target, no incentive compensation would be earned. The 2005 annual incentive plan prorates incentive compensation earned between the minimum and maximum targets. The payment of bonus compensation under the 2005 plan was subject to the Company’s overall performance. The percentage of base salary that could have been earned by Mr. Pisani at target performance was 70%. However, due to the Company’s financial results in 2005 and the failure to meet applicable performance metrics, Mr. Pisani was not awarded a bonus under the 2005 annual incentive plan. Bonuses for 2005 to the Company’s other named executive officers under the 2005 annual incentive plan appear in the “Bonus” column of the Summary Compensation Table on page 11.
      Equity Awards. Under the LTIP, all executive officers may be granted share options and restricted common shares. The compensation committee believes that equity awards are a valuable motivating tool and provide a long-term incentive to management. The compensation committee did not grant any options in 2005. Instead, continuing but modifying a practice commenced in 2004, the compensation committee granted restricted common shares to the Company’s executive officers pursuant to the LTIP. In 2005, the compensation committee changed its practice in connection with awarding restricted common shares by linking a risk of forfeiture of a significant portion of the granted restricted common shares to the Company’s financial performance. The compensation committee believes that linking restricted common share grants to performance helps tie the Company’s executive officers’ overall compensation to returns to shareholders, which aligns the Company’s executives’ interests with the Company’s shareholders’ interests. In 2005, the grants of performance-based restricted common shares to the Company’s executive officers were linked to three years of performance. If the executive officers remain employees on April 18, 2008, and (i) if the Company achieves certain earnings per share targets, one-half of the performance-based restricted common shares will vest (no longer be subject to a risk of forfeiture) on that date, or (ii) if the Company achieves certain performance measured against a peer group’s performance in terms of total return to shareholders, the other one-half of performance-based restricted common shares will vest on that date. Information on the restricted common shares granted during 2005 to the Company’s named executive officers appears in the “Restricted Share Awards” column of the Summary Compensation Table on page 11. The compensation committee granted Mr. Pisani 121,000 restricted common shares in 2005. Of that amount, 93,900 shares were linked to performance and were subsequently forfeited upon Mr. Pisani’s resignation from the Company on February 28, 2006.
      Conclusion. Through the programs described above, a significant portion of the Company’s executive compensation is linked directly to executive and the Company’s financial performance. The compensation committee intends to continue this policy and, in the future, also plans to consider ways to better link the LTIP to financial performance and returns to shareholders, recognizing that the fluctuations of the business cycle from time to time may result in an imbalance for a particular period.

Richard E. Cheney
William M. Lasky
Earl L. Linehan
Audit Committee Report
      In accordance with its written charter, the audit committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee is comprised of three directors, all of whom are “independent” for audit committee purposes under the current listing standards of the NYSE.
      In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The audit committee reviewed with the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, “Communication with Audit Committees.” The audit committee also obtained a formal written statement from Ernst & Young that described all relationships between Ernst & Young and the Company that might bear on Ernst & Young’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The audit committee discussed with Ernst & Young any relationships that might impact Ernst & Young’s objectivity and independence and satisfied itself as to Ernst & Young’s independence. The audit committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence. Management has the responsibility for the preparation of the Company’s financial statements, and Ernst & Young has the responsibility for the examination of those statements.
      The audit committee discussed with the Company’s internal auditor and Ernst & Young the overall scope and plans for their respective audits. The audit committee meets with the internal auditor and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

      Based on the above-referenced review and discussions with management, the internal auditor and Ernst & Young, the audit committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Richard E. Cheney
Sheldon J. Epstein
Douglas C. Jacobs
EXECUTIVE COMPENSATION
      The table below describes the compensation paid for the last three fiscal years to the Company’s chief executive officer and the four other most highly compensated executive officers. The persons listed in the table below are sometimes referred to as “named executive officers.”
Summary Compensation Table

					Long-Term Compensation
					Awards

	Annual Compensation				Restricted	Number of
				Other Annual	Share	Securities	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Underlying	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	Option (#)	($)(3)

Gerald V. Pisani	2005	510,000	—	—	1,237,830	—	14,891
President and	2004	417,500	300,000	—	212,326	—	13,942
Chief Executive Officer	2003	300,000	285,000	—	—	40,000	13,594
Edward F. Mosel	2005	330,000	50,000	—	482,856	—	10,159
Executive Vice President and	2004	249,917	160,000	—	161,900	—	17,110
Chief Operating Officer	2003	205,300	100,000	—	—	10,000	6,443
Mark J. Tervalon	2005	234,996	119,600	—	167,772	—	10,215
Vice President and General	2004	202,974	120,000	—	77,450	—	9,067
Manager of Stoneridge	2003	177,200	78,000	—	—	4,000	5,397
Electronics Group
Andrew M. Oakes	2005	245,004	71,000	—	167,772	—	10,936
Vice President and General	2004	221,310	90,000	—	77,450	18,950	10,173
Manager of Actuator and	2003	204,450	80,000	—	—	10,000	12,141
Sensor Products
Thomas A. Beaver	2005	250,000	56,000	—	167,772	—	12,215
Vice President of Global Sales and	2004	236,000	115,000	—	77,450	—	13,158
Systems Engineering	2003	225,000	100,000	—	—	20,000	12,664

(1)	No amounts are listed here as no perquisite payments in excess of reporting thresholds were made.

(2)	The dollar amount listed in this column represents the market value of the restricted common shares issued as of the date of grant.

The amount listed for Mr. Pisani in 2005 is the market value at the time of grant of 121,000 restricted common shares granted on April 18, 2005. 6,775 shares will vest and no longer be subject to forfeiture on each of April 18, 2006, 2007, 2008 and 2009, and, subject to the Company’s performance, 93,900 shares will vest and no longer be subject to forfeiture on April 18, 2008. The amount listed for Mr. Pisani in 2004 represents 10,000 restricted common shares granted on May 10, 2004 and 3,400 restricted common shares granted on June 28, 2004, which restricted common shares were to vest in equal increments on May 10, 2005, 2006 and 2007 and June 28, 2005, 2006 and 2007, respectively. As of December 31, 2005, the market value of the 129,934 aggregate restricted common shares held by Mr. Pisani was $860,163; provided, however, upon Mr. Pisani’s February 28, 2006 resignation from the Company, of the 2005 grant, 27,100 restricted common shares vested immediately and 93,900 restricted common shares were forfeited to the Company. All of Mr. Pisani’s 2004 grants of restricted common shares, which had not otherwise already vested, vested immediately upon his resignation.

The amount listed for Mr. Mosel in 2005 is the market value at the time of grant of 47,200 restricted common shares granted on April 18, 2005. 2,850 shares will vest and no longer be subject to forfeiture on each of April 18, 2006, 2007, 2008 and 2009, and, subject to the Company’s performance, 35,800 shares will vest and no longer be subject to forfeiture on April 18, 2008. The amount listed for Mr. Mosel in 2004 represents 5,000 restricted common shares granted on May 10, 2004 and 5,000 restricted common shares granted on June 28, 2004, which restricted common shares vest in equal increments on May 10, 2005, 2006 and 2007 and June 28, 2005, 2006 and 2007, respectively. As of December 31, 2005, the market value of the 53,866 aggregate restricted common shares held by Mr. Mosel was $356,593.

The amounts listed for Messrs. Tervalon, Oakes and Beaver in 2005 are the market value at the time of grant of 16,400 restricted common shares granted to each of them respectively, on April 18, 2005. For each of Messrs. Tervalon, Oakes and Beaver, respectively, 1,425 shares will vest and no longer be subject to forfeiture on each of April 18, 2006, 2007, 2008 and 2009, and, depending on the Company’s performance, 10,700 shares will vest and no longer be subject to forfeiture on April 18, 2008. The amounts listed for Messrs. Tervalon, Oakes and Beaver in 2004 represent 5,000 restricted common shares granted on May 17, 2004 to each of them respectively, which restricted common shares vest in equal increments on May 17, 2005, 2006 and 2007. As of December 31, 2005, the aggregate market value of the 19,733 aggregate restricted common shares held by each of Messrs. Tervalon, Oakes and Beaver was $130,632, respectively.

If declared, dividends will be paid on the restricted common shares.

(3)	These entries for Messrs. Pisani, Mosel, Tervalon, Oakes and Beaver for 2005 include amounts paid by the Company for term life insurance of $2,316, $784, $443, $720 and $420, respectively; 401(k) plan matching contributions in the amounts of $3,075, $3,075, $3,472, $3,916 and $3,075 respectively; and amounts paid for profit sharing each in the amount of $6,300. The entry for Mr. Pisani includes the payment for certain tax services in the amount of $3,200. The entry for Mr. Beaver includes use of a personal automobile during 2005, which was valued by the Company in the amount of $2,420.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at Fiscal	In-the-Money Options at
	Acquired on	Value	Year-End (#)	Fiscal Year-End ($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Gerald V. Pisani	—	—	254,000 / — 0 —	88,205 / — 0 —
Edward F. Mosel	—	—	24,000 / — 0 —	2,990 / — 0 —
Mark J. Tervalon	—	—	4,000 / — 0 —	— 0 — / — 0 —
Andrew M. Oakes	—	—	22,000 / — 0 —	— 0 — / — 0 —
Thomas A. Beaver	—	—	45,000 / — 0 —	4,485 / — 0 —
Change of Control Agreements
      Messrs. Pisani and Beaver have each entered into an agreement with the Company that guarantees the Company will pay to each of them two years of continued compensation (including bonuses) and benefits upon a change of control regardless of whether they remain employed by the Company. A change of control shall be deemed to have occurred if any shareholder or group of shareholders acquires more of the Company’s common shares than are owned by D.M. Draime and his direct descendants and trusts for the benefit of D.M. Draime and his direct descendants.
      On January 6, 2006, the Board of Directors, in consultation with the compensation committee of the Board of Directors, approved a new separate form of Change in Control Agreement (the “CIC Agreement”).

The CIC Agreement is intended to serve the best interests of the Company’s shareholders by providing an incentive to attract talented executives and by providing an incentive to key officers to continue in their positions on an objective and impartial basis and without distraction, whether based upon individual financial uncertainties or otherwise, or conflict of interest as a result of a possible or actual change in control of the Company. The CIC Agreement is a “double trigger” agreement. In order for the executives to receive the payments and benefits set forth in the agreement there first must occur both (i) a change in control of the Company and (ii) a termination of the executive’s employment by the Company without cause (or a voluntary termination by the executive under certain circumstances (i.e., reduction in duties, responsibilities or pay) that will be deemed to be a termination by the Company without cause) within two years of the change in control. If both events described above occur and the executive delivers a release to the Company, the Company will be obligated to pay the executive monthly (1/24th) over a 24-month period the sum of (i) two times the executive’s annual base compensation plus (ii) two times the executive’s average annual bonus. In addition, the Company must pay the executive a lump sum payment equal to the pro rata annual bonus for the year of the termination and continue to cover the executive’s life and health insurance benefits for a period of twenty-four months following the termination.
      The Company has entered into a separate CIC Agreement with each of the following executive officers who are named in the Summary Compensation Table on page 11: Gerald V. Pisani, Edward F. Mosel, Mark J. Tervalon and Andrew M. Oakes; provided, however, Mr. Pisani’s CIC Agreement and the change in control agreement described above terminated on February 28, 2006, upon Mr. Pisani’s resignation from the Company.
Compensation Committee Interlocks and Insider Participation
      Messrs. Cheney, Lasky and Linehan were the members of the compensation committee in 2005 and there are no compensation committee interlocks.
Certain Relationships and Related Transactions
      Hunters Square. D.M. Draime, the Chairman of the Board of Directors, is a 50% owner of Hunters Square, Inc. (“HSI”), an Ohio corporation, which owns Hunters Square, an office complex and shopping mall located in Warren, Ohio. The Company leases office space in Hunters Square for use as the headquarters of the Company’s Alphabet Group. The Company pays all maintenance, tax and insurance costs related to the operation of the office. Lease payments made by the Company to HSI in 2005 were $342,000. The Company will continue to make lease payments as required under the lease agreement, which terminates in December 2009. The Company believes the terms of the lease are no less favorable to it than would be the terms of a third-party lease.
      Industrial Development Associates LP. Earl L. Linehan, one of the Company’s directors, and D.M. Draime, the Chairman of the Board of Directors, as limited partners, own 11.81% and 10.0%, respectively, in IDA, a Maryland limited partnership real estate development company in which the Company is a 30% general partner. Mr. Linehan also owns approximately 26.35% of MI Holding Company, a Maryland corporation, which is a 5% general partner of IDA. The Company previously leased a facility from IDA, and the last lease payment made to IDA was on or about March 31, 2004. The Company executed a limited guaranty agreement with IDA’s bank guaranteeing payment to the bank in connection with certain limited events such as when insurance or condemnation awards are received by IDA or the Company, losses are sustained by IDA as a result of fraud, and losses are sustained by IDA from hazardous substances or environmental pollution.
      Relationship with Counsel. Avery S. Cohen, one of the Company’s directors, is a partner in Baker & Hostetler LLP, a law firm, which has served as general outside counsel for the Company since 1993 and is expected to continue to do so in the future.
      Draime Family. Jeffrey P. Draime, one of the Company’s directors, is the son of D.M. Draime, the Chairman of the Board of Directors.

Performance Graph
      Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company’s common shares with the cumulative total return of hypothetical investments in the NYSE Market Index and the Hemscott — Industry Group 333 (Automotive Parts) Index based on the respective market price of each investment at December 31, 2000, 2001, 2002, 2003, 2004 and 2005, assuming in each case an initial investment of $100 on December 31, 2000, and reinvestment of dividends.

	2000	2001	2002	2003	2004	2005

Stoneridge, Inc.	100.00	134.81	176.30	222.96	224.15	98.07
Hemscott Group Index	100.00	126.20	112.55	166.20	171.06	152.08
NYSE Market Index	100.00	91.09	74.41	96.39	108.85	117.84

PROPOSAL: ADOPTION OF THE
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
      The Amended and Restated Long-Term Incentive Plan (the “2006 Plan”) was unanimously approved by the Board of Directors upon the recommendation of the compensation committee on February 18, 2006. The 2006 Plan is subject to approval by the Company’s shareholders, in accordance with applicable law and the listing standards of the NYSE. The description herein is a summary of the 2006 Plan and is subject to and qualified by the complete text of the 2006 Plan, which is set forth on Appendix A to this proxy statement.
      The Board of Directors adopted a Long-Term Incentive Plan that was approved by the Company’s shareholders on September 30, 1997 (the “1997 Plan”). The 1997 Plan, as amended, reserved 2,500,000 common shares for issuance. Awards of options (that have not been forfeited or expired) and restricted common shares totaling 1,832,050 common shares have been made to the Company’s employees under the 1997 Plan as of the record date, March 10, 2006. Of the outstanding options grants for 638,350 common shares, each currently has an exercise price greater than the closing price of the Company’s common shares on the NYSE on March 10, 2006 of $5.02. In addition, of the 527,609 restricted common shares granted under the 1997 Plan, which have vested (i.e., are no longer subject to a risk of forfeiture) or are subject to vesting, 143,100 restricted common shares are subject to forfeiture based on performance criteria as described in the Compensation Committee Report. There are 667,950 common shares available for issuance under the 1997 Plan as of March 10, 2006. Whether or not the 2006 Plan is approved, the Company expects that grants will continue to be made under the 1997 Plan until it expires. The 2006 Plan reserves 1,500,000 common shares for issuance, and, as of March 10, 2006, the aggregate market value of the 1,500,000 common shares proposed to be reserved for issuance under the 2006 Plan was $7,530,000.
      The Company is seeking shareholder approval of the 2006 Plan because the 1997 Plan will expire on June 30, 2007. The 2006 Plan will help the Company achieve the Company’s goal of promoting its long-term growth and profitability by enabling the Company to attract, retain and reward key employees and therefore align the interests of those employees with those of the Company’s shareholders. Without the adoption of the 2006 Plan, after the 1997 Plan expires, the Company would not have the ability to make equity-based awards to its key employees and would be greatly disadvantaged in attracting and retaining key employees.
      As described under the section heading “Compensation Committee Report,” the Company has made annual grants of restricted common shares or stock options to the Company’s executive officers under the 1997 Plan. The Company believes that the use of share-based benefits as part of the Company’s compensation package is of great importance in promoting the Company’s growth and continued success and is thus of substantial benefit to the Company’s shareholders and the Company.
Summary of the 2006 Plan

•	The purpose of the 2006 Plan is to promote the Company’s long-term growth and profitability by enabling the Company to attract, retain and reward key employees and officers and to strengthen the common interests of such employees and the Company’s shareholders by offering key employees and officers equity or equity-based incentives. Key employees and officers of the Company and its subsidiaries or affiliates will be eligible to participate in the 2006 Plan. As of March 10, 2006, approximately 150 key employees and officers were eligible to participate in the 2006 Plan.

•	The compensation committee will administer the 2006 Plan and determine who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. Under the 2006 Plan, the compensation committee may delegate its responsibilities as to the selection of and grant of awards to employees who are not executive officers of the Company or, subject to Section 16 of the Securities Exchange Act of 1934, to the Company’s management in a manner consistent with applicable law. The compensation committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2006 Plan as it considers advisable and to interpret the terms and provisions of the 2006 Plan and any award issued under the 2006 Plan.

•	The compensation committee may grant stock options that (i) qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) do not qualify as incentive stock options, or (iii) both. To qualify as an incentive stock option, an option must meet certain requirements set forth in the Code. Options are evidenced by a stock option agreement in the form approved by the compensation committee.

•	In addition, the compensation committee may make grants of restricted common shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share-based awards or any combination thereof.

•	The compensation committee may modify, suspend or terminate the 2006 Plan as long as it does not impair the rights thereunder of any participant.

•	Stock options will be exercisable and restricted share grants will vest at such time or times as the compensation committee determines at the time of grant. In general, restricted common shares are non-transferable prior to vesting. Additionally, if any stock option or restricted common share grant is exercisable or becomes vested only in installments or after specified exercise dates, the compensation committee may waive such exercise provisions and accelerate any exercise date based on such factors as the compensation committee shall determine in its sole discretion. No consideration will be received by the Company for the granting of stock options or restricted common shares.

•	The exercise price of a stock option granted under the 2006 Plan may not be less than 100% of the fair market value of the Company’s common shares on the date the stock option is granted, except that with respect to an incentive stock option, the exercise price may not be less than 110% of the fair market value of the Company’s common shares on the date of grant for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries.

•	The term of each stock option will be fixed by the compensation committee and may not exceed ten years from the date the stock option is granted, except that the term for incentive stock options may not exceed five years for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries.

•	No participant in the 2006 Plan may be granted stock options, restricted share grants or other share awards in any calendar year for more than 400,000 common shares.

•	In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in the Company’s corporate structure affecting the shares, an adjustment or substitution may be made as approved by the compensation committee.

•	The 2006 Plan will not be qualified under Section 401(a) of the Code and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974.

•	The 2006 Plan is intended to comply with Section 409A of the Code. If it is determined that any amount to be paid to a “specific employee” (as such term is defined in Section 409A of the Code) under the 2006 Plan is considered “nonqualified deferred compensation” subject to Section 409A of the Code, then such payment if made upon “separation of service”, as defined in Section 409A of the Code, shall be delayed for six months following the specified employee’s separation of service.

•	The Board of Directors may amend, alter or discontinue the 2006 Plan as long as it does not impair the rights thereunder of any participant. The Board of Directors must submit to the Company’s shareholders for approval any amendments to the 2006 Plan which require shareholder approval under Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or NYSE listing standards.

•	In the event there is a change of control or potential change of control (as defined in the 2006 Plan), then (i) any stock options awarded under the 2006 Plan not previously exercisable and vested shall become fully exercisable and vested; (ii) any share appreciation rights shall become immediately exercisable; (iii) the restrictions applicable to any restricted common share awards, deferred shares, share purchase rights and other share-based awards shall lapse and such shares and awards shall be deemed fully vested; and (iv) the value of all outstanding awards, in each case to the extent vested, shall, unless otherwise determined by the compensation committee in its sole discretion at or after grant but prior to any change in control or potential change in control, be cashed out on the basis of the “Change in Control Price” (as defined in the 2006 Plan) as of the date of such change in control or potential change in control.

Federal Tax Consequences
      The following summary of the federal income tax consequences applicable to options awarded under the 2006 Plan is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his or her particular circumstances.

Incentive Stock Options
      An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock (generally the amount received in excess of the option price) is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be either a long-term or a short-term capital gain depending on whether the participant has held the stock for more than one year. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.
      If an incentive stock option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period (except for the disqualifying disposition period) for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered incentive stock option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the incentive stock option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

Non-qualified Stock Options
      A non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, the Company will be allowed a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation recognized by the participant.
      The participant’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.
      If a non-qualified option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.
Code Section 162(m)
      Under Section 162(m) of the Code, the Company’s allowable federal income tax deduction for compensation paid to certain of the Company’s executive officers is limited to $1,000,000 per year per officer. “Performance-based compensation” is generally excluded from this deduction limit. The amount includible in income of a participant on exercise of a nonqualified stock option under the 2006 Plan is intended to qualify as performance-based compensation under Section 162(m) and the regulations thereunder, which require the 2006 Plan to have been approved by the shareholders.
Vote Required for Approval
      The affirmative vote of a majority of the votes cast is required to adopt this proposal. Votes may be cast at the Annual Meeting of Shareholders, either in person or by properly executed proxy. Under Ohio law and the Company’s Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, with respect to this proposal will, in effect, be votes against the proposal.
      The Board of Directors recommends that you vote FOR the proposal to adopt the 2006 Plan.
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
      Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before November 17, 2006, for inclusion in the Company’s proxy statement and form of proxy relating to the 2007 Annual Meeting of Shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at the address listed in the immediately preceding sentence not later than January 31, 2007.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and owners of more than 10% of the Company’s common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s common shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
      To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater-than-10% beneficial owners were complied with except for Vincent F. Suttmeier, who inadvertently failed to file one Form 4 reporting one transaction on a timely basis.
CORPORATE GOVERNANCE
      Committee Charters. The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and the charters of the Board of Directors’ audit, compensation and nominating and corporate governance committees are posted on the Company’s web site at www.stoneridge.com. Written copies of these documents will be available to any shareholder upon request. Requests should be directed to Investor Relations at the Company’s address listed on the Notice of Annual Meeting of Shareholders.
      Corporate Ethics Hotline. The Company established a corporate ethics hotline as part of the Company’s Whistleblower Policy and Procedures to allow persons to lodge complaints about accounting, auditing and internal control matters, and to allow an employee to lodge a concern, confidentially and anonymously, about any accounting and auditing matter. Information about lodging such complaints or making such concerns known is contained in the Company’s Whistleblower Policy and Procedures, which is posted on the Company’s web site at www.stoneridge.com.
OTHER MATTERS
      In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young which set forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The Company has not selected the Company’s independent registered public accounting firm for the current fiscal year. The audit committee of the Board of Directors will make this selection later in the year. Representatives of Ernst & Young, which served as the Company’s independent registered public accounting firm during 2005 and are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees
      The aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, including reviews of the financial statements included in the Company’s Forms 10-Q filed with the SEC and statutory audits required during 2005 and 2004, were $1,414,923 and $1,554,891, respectively. These fees included approximately $500,000 and $750,000 for 2005 and 2004, respectively, related to Sarbanes-Oxley Section 404 audit requirements.
Audit-Related Fees
      The aggregate fees billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2005 and 2004 were $31,310 and $83,308, respectively. These fees primarily related to audits of employee benefit plans as well as general assistance with the implementation of new regulatory pronouncements.
Tax Fees
      The aggregate fees billed for tax-related services rendered to the Company by Ernst & Young for the years ended December 31, 2005 and 2004 were $162,530 and $437,960, respectively. These fees primarily related to tax audits, tax compliance, tax consulting and both domestic and international tax planning.

All Other Fees
      The aggregate fees billed for all other services rendered by Ernst & Young for the years ended December 31, 2005 and 2004 were $57,988 and $23,719, respectively. These fees primarily related to regulatory reviews and advisory services provided to the compensation committee of the Board of Directors.
Engagement of the Independent Auditor
      In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, the audit committee pre-approves all audit and non-audit services provided by the Company’s independent auditor. As such the audit committee approved all audit and non-audit services provided to the Company by Ernst & Young. The audit committee has not adopted a pre-approval policy that would permit management to engage Ernst & Young. The chair of the committee may pre-approve the rendering of services on behalf of the audit committee, provided the matter is then presented to the full committee at the next scheduled meeting.
Miscellaneous
      If the enclosed proxy card is executed and returned to us, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the common shares represented will be voted in accordance with that specification. If no specification is made, those common shares will be voted at the meeting to elect directors as set forth under “Election of Directors” above and FOR the proposal to approve the adoption of the 2006 Plan. The holders of shares of a majority of the common shares outstanding on the record date, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at the Annual Meeting of Shareholders. Under Ohio law and the Company’s Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum has been achieved at the meeting and will, in effect, be votes against the proposal to approve the adoption of the 2006 Plan. Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposal to approve the adoption of the 2006 Plan must receive the affirmative vote of a majority of the Company’s common shares present at the meeting. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the common shares voted at the meeting in person or by proxy (or such different percentage as established by applicable law). If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

AVERY S. COHEN,
Secretary
Dated: March 17, 2006

APPENDIX A
STONERIDGE, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
      Section 1.     Purpose; Definitions.
      The purpose of the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) is to enable Stoneridge, Inc. (the “Company”) and its Subsidiaries (as defined below) to attract, retain and reward key employees of the Company and of its Affiliates and to strengthen the mutuality of interests between those employees and the Company’s shareholders by offering such employees equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.
      For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

(b) “Award” means any award of Stock Options, Restricted Shares, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:

(1) misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(2) conviction of a felony;

(3) commission of a crime or act or series of acts involving moral turpitude;

(4) commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(5) breach of any material term of an employment agreement, if any;

(6) willful and repeated failure to perform the duties associated with the participant’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the participant; or

(7) failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the participant or the Company.

The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(d) “Change in Control” has the meaning set forth in Section 11(b).

(e) “Change in Control Price” has the meaning set forth in Section 11(d).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” means the Committee referred to in Section 2 of the Plan.

(h) “Company” means Stoneridge, Inc., an Ohio corporation, or any successor corporation.

(i) “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 7.

(j) “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

(m) “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(n) “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

(n) “Non-Employee Director” has the meaning set forth in Section 16 of the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission (the “Commission”).

(o) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p) “Other Share-Based Awards” means an Award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(q) “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(r) “Plan” means the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as amended from time to time.

(s) “Potential Change in Control” has the meaning set forth in Section 11(c).

(t) “Restricted Shares” means an Award of Shares that is granted pursuant to Section 6 and is subject to restrictions.

(u) “Section 16 Participant” means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

(v) “Shares” means the Common Shares, without par value, of the Company.

(w) “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 9.

(x) “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(y) “Share Purchase Right” means an Award of the right to purchase Shares that is granted pursuant to Section 8.

(z) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain. For purposes of Section 409A of the Code and the regulations thereunder “at least 50%” is to be used instead of “at least 80%” in applying the tests to determine whether a corporation is a service recipient.
      Section 2.     Administration.
      The Plan shall be administered by the Compensation Committee of the Board or such other committee authorized by the Board to administer the Plan (the “Committee”), or absent the Committee, the full Board. The Committee shall consist of not less than three directors of the Company all of whom shall be Outside Directors, Non-Employee Directors and Independent Directors (as defined by the listing standards of the NYSE if the Company’s Shares are traded on the New York Stock Exchange). Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.
      The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Awards to be granted to each participant, the consideration, if any, to be paid for any Awards, the timing of any Awards, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with applicable law and provided that such participant’s compensation is not subject to the limitations of Section 162(m) of the Code.
      The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.
      Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.
      Section 3.     Shares Subject to the Plan.
      (a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 1,500,000 (this is an additional 1,500,000 Shares to the 2,500,000 Shares included in the Company original equity incentive plan, as amended, that expires on June 30, 2007), pursuant to which the maximum number of Shares which may be issued subject to Incentive Stock Options is 500,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.
      (b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights or the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

      (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, in the number of Share Appreciation Rights granted under the Plan, in the number of underlying Shares granted under the Plan will be based on, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion; but the number of Shares subject to any Award shall always be a whole number. Any fractional Shares shall be eliminated.
      (d) Annual Award Limit. No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 400,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.
      Section 4.     Eligibility.
      Grants may be made from time to time to those officers and other key employees of the Company who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and key employees of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company, a Subsidiary or an Affiliate. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.
      Section 5.     Stock Options.
      (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
      Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.
      (b) Terms and Conditions. Options granted under the Plan shall be evidenced by an agreement (“Option Agreements”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2) Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3) Exercise. Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4) Method of Exercise. Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six-month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

No Shares shall be issued on an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 15(a) and those Shares have been issued to him.

(5) Non-Transferability of Options. No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer without consideration the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6) Termination of Employment.

(i) Termination by Death. Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(ii) Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of such termination of employment; and if the participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(iii) Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

(iv) Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or for Cause, all Stock Options held by that participant shall thereupon terminate three months after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

(v) Leave of Absence. In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

      (c) Incentive Stock Options. Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.
      (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under, Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.
      Section 6.     Restricted Shares.
      (a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 6(b).
      The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.
      (b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1) The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2) Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 6(b)(1).

(3) Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4) The Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5) Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less then six months and one day in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirements, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

(6) Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7) the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of an Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 15(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7) No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the

Restricted Shares Agreement, the participant may transfer without consideration the Restricted Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares. The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(8) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(9) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(10) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

      Section 7.     Deferred Shares.
      (a) Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).
      The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.
      (b) Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 7(b)(8), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(8), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the Shares covered by the Deferred Share Award. The Deferral period applicable to any Deferred Share Award shall not be less than six months and one day (“Minimum Deferral Period”).

(2) Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at or after the time of the Award.

(3) No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the

Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer without consideration the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares. The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(4) Unless otherwise determined by the Committee at or after the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(5) Unless otherwise determined by the Committee at or after the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(6) Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(7) A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 7 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election may be made only if and to the extent permitted and in accordance with Section 409A of the Code.

(8) Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

      Section 8.     Share Purchase Rights.
      (a) Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b). The Shares subject to the Share Purchase Rights must be purchased at the Fair Market Value of such Shares on the date of grant. Subject to Section 8(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.
      Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.
      (b) Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

      Section 9.     Share Appreciation Rights.
      (a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement.
      (b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1) Rights. Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

(2) Surrender of Option. Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following: (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded, during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

(3) Exercise. In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4) Method of Exercise. Share Appreciation Rights may be exercised by the participant’s giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5) Payment. The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.
      Section 10.     Other Share-Based Awards.
      (a) Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

      At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then value of the Shares or Other Share-Based Awards.
      The provisions of Other Share-Based Awards need not be the same with respect to each participant.
      (b) Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(1) Subject to the provisions of this Plan and the Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods ) of six months and one day (“Minimum Holding Period”).

(2) Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently, interest or dividends with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3) Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4) In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

(5) Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6) Shares (including securities convertible into Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7) In the event that any “derivative security, “as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 10 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

      Section 11.     Change In Control Provision.
      (a) Impact of Event. Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of: (i) a “Change in Control” as defined in Section 11(b) or (ii) a “Potential Change in Control” as defined in Section 11(c), the following acceleration and valuation provisions shall apply:

(1) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2) Any Share Appreciation Rights shall become immediately exercisable;

(3) The restrictions applicable to any Restricted Shares Awards, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

(4) The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 11(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred;
      (b) Definition of Change in Control. For purposes of Section 11(a), a “Change in Control” means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 25% or more of the voting power of the Company’s outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.
      (c) Definition of Potential Change in Control. For purposes of Section 11(a), a “Potential Change in Control” means the happening of any one of the following:

(1) The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

(2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 15% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.
      (d) Change in Control Price. For purposes of this Section 11, “Change in Control Price,” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event).

      Section 12.     Form and Timing of Payment Under Awards; Deferrals.
      Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 13 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer or in installments; provided, however, that settlement in other than Shares must be authorized by the applicable Award Agreement. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however, that settlement in cash must be authorized by the applicable Award Agreement. The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement. If and to the extent permitted by and in accordance with Section 409A of the Code and the regulations thereunder, installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or other amounts in respect of installment or deferred payments denominated in Shares.
      Section 13.     Amendments and Termination.
      The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent, or (ii) require shareholder approval under any applicable law, rule, regulation or listing standard of an exchange or market on which the Shares are listed and/or traded, unless such shareholder approval is received. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or the listing standards of an exchange or market on which the Shares are listed and/or traded to be approved by the shareholders.
      The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent.
      Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.
      Section 14.     Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.
      Section 15.     General Provisions.
      (a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
      All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for those Shares to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
      (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.
      (d) For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.
      (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing the Award or be approved by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant. Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or Share Appreciation Rights granted under the Plan or upon any other payment or issuance of shares under the Plan will not be available for the use of new awards under the Plan.
      (f) The actual or deemed reinvestment of dividends in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other Plan Awards).
      (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.
      (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.
      (i) The provisions of Awards need not be the same with respect to each participant.
      (j) The Plan is intended, and shall be interpreted, to comply with Section 409A of the Code. Anything in this Plan to the contrary notwithstanding, if it is determined that any payment to be made to a “specified employee”, as defined in Section 409A of the Code, is considered “nonqualified deferred compensation” subject to Section 409A of the Code, then such payment if made upon a “separation of service”, as defined in Section 409A of the Code, shall be delayed for six months following the specified employee’s separation of service.
      Section 16.     Shareholder Approval; Effective Date of Plan.
      The Company’s Long-Term Incentive Plan (the “Original Plan”), which authorized the issuance of 1,000,000 common shares, was adopted by the Board on August 5, 1997 and by the shareholders on September 30, 1997. On May 7, 2001, the shareholders approved an amendment to the Original Plan to authorize an additional 1,500,000 common shares for issuance under the Original Plan. No awards may be made pursuant to the Original Plan after June 30, 2007.

      This Amended and Restated Long-Term Incentive Plan was adopted by the Board of Directors on February 18, 2006, and this Amended and Restated Long-Term Incentive Plan is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with applicable law and the listing standards of the New York Stock Exchange. This Amended and Restated Long-Term Incentive Plan will become effective on the date of such shareholder approval.
      Section 17.     Term of Plan.
      No Award shall be granted pursuant to the Plan on or after April 24, 2016, but Awards granted prior to such date may extend beyond that date.

Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

STONERIDGE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John C. Corey, George E. Strickler and Avery S. Cohen, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Stoneridge, Inc. to be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, April 24, 2006, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Stoneridge, Inc. which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present.
Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 17, 2006, is hereby acknowledged.

Dated:	, 2006

Signature(s)
Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê  Please fold and detach card at perforation before mailing.  ê

STONERIDGE, INC.	PROXY

The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR the proposal listed in Item 2.
1.	Nominees for election as directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified:

Richard E. Cheney	Avery S. Cohen	John C. Corey
D.M. Draime	Jeffrey P. Draime	Sheldon J. Epstein
Douglas C. Jacobs	William M. Lasky	Earl L. Linehan

❑	FOR all nominees listed above (except as marked to the contrary below)	❑	WITHHOLD AUTHORITY to vote for all nominees listed above
INSTRUCTIONS:To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below:
2.	Proposal to approve the adoption of the Amended and Restated Long-Term Incentive Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN
3.	On such other business as may properly come before the meeting.